Exhibit 5.1

                         July 30, 2002



Board of Directors
Patriot Bank Corp.
High and Hanover Streets
Pottstown, Pennsylvania  19464

Ladies and Gentlemen:

     In connection with proposed issuance of up to 300,000 shares of common stock, no par value (the "Common Stock"), by Patriot Bank Corp. (the "Company") pursuant to the Company's 2002 Stock Option Plan (the "Plan"), covered by the Company's Registration Statement on Form S-8 filed on or about this date (the "Registration Statement"), we, as counsel to the Company, have reviewed:

     (1) the Pennsylvania Business Corporation of 1988, as amended;

     (2) the Articles and Certificate of Consolidation of Patriot Bank Corp. and First Lehigh Corporation (the
          "Articles of Consolidation"), dated January 22, 1999;

     (3) the Company's articles of incorporation (Exhibit A to the Articles of Consolidation);

     (4) the Company's bylaws (Exhibit B to the Articles of Consolidation);

     (5) a subsistence certificate, dated July 29, 2002, from the Pennsylvania Department of State with respect to the Company;

     (6)  the Registration Statement;

     (7)  a form of Common Stock certificate;

     (8) resolutions adopted by the Company's Board of Directors on January 31, 2002; and

     (9)  report of inspector of election for the Company's 2002
          Annual Meeting of Shareholders.

     Based upon such review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Plan, will be legally issued by the Company, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ Stevens & Lee

                              STEVENS & LEE